DOLLAR TREE, INC. TO PRESENT AT GOLDMAN SACHS
22nd ANNUAL GLOBAL RETAILING CONFERENCE

CHESAPEAKE, Va. - September 2, 2015 - Dollar Tree, Inc. (NASDAQ: DLTR), North America's leading operator of discount variety stores, today announced its participation in the Goldman Sachs 22nd Annual Global Retailing Conference on September 9, 2015. Bob Sasser, Chief Executive Officer, Kevin Wampler, Chief Financial Officer, and Randy Guiler, Vice President - Investor Relations, will attend this conference.
The Company's presentation will begin at 11:20 a.m. ET on September 9, 2015. A webcast of the presentation will be available on the Company's website at http://www.dollartreeinfo.com/investors/news/events/, and an archive of the webcast will be accessible for seven days.
Dollar Tree, a Fortune 500 Company, now operates more than 13,800 stores across 48 states and five Canadian provinces. Stores operate under the brands of Dollar Tree, Family Dollar, Dollar Tree Canada, and Deals. To learn more about the Company, visit www.DollarTree.com.

CONTACT:
Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com